As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SPREADTRUM COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attn: Dr. Leo Li, President and Chief Executive Officer

(8621) 2036-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Spreadtrum Communications, Inc. 2007 Equity Incentive Plan

(Full title of the plan)

National Corporate Research, Ltd.

10 E. 40th Street, 10th Floor

New York, New York 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq.

Eva H. Wang, Esq.

Covington & Burling LLP

2701 Two ifc, Shanghai ifc

No. 8 Century Avenue, Pudong New District, Shanghai 200120

People’s Republic of China

(8621) 6036-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum Aggregate offering price	Amount of registration fee
Ordinary shares, par value $0.0001 per share	5,036,014 ordinary shares(3)	$5.38333333 (4)	$27,110,542.03 (4)	$3,697.88

(1)	The ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Registrant may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents three Ordinary Shares. A separate registration statement on Form F-6 has been filed on June 13, 2007, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.
(2)	The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Represents an automatic annual increase on January 1, 2013 of 5,036,014 Ordinary Shares reserved for future grant under the Spreadtrum Communications, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan provides that an additional number of shares automatically will be added annually to the shares authorized for issuance under the 2007 Plan on the first day of the Registrant’s fiscal year, beginning with the Registrant’s 2008 fiscal year. The number of shares added each fiscal year will be equal to the lesser of: (i) four percent (4%) of the Registrant’s outstanding Ordinary Shares on the last day of the immediately preceding fiscal year, (ii) 10 million Ordinary Shares or (iii) such other amount as the Registrant’s board of directors may determine.
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for 5,036,014 Ordinary Shares are based on $16.15 per ADS (the average of the high and low prices of the Registrant’s ADSs as reported in the Nasdaq Global Market on January 24, 2013), or $5.38333333 per Ordinary Share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 5,036,014 Ordinary Shares, par value $0.0001 per share, of the Registrant, available for issuance under the 2007 Plan. In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-182246) are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2011 filed with the Commission on April 10, 2012;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011; and

(c)	The description of the Registrant’s Ordinary Shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus filed with the Commission on June 28, 2007 pursuant to Rule 424(b) under the Securities Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below.)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China on January 31, 2013.

Spreadtrum Communications, Inc.

By:	/s/ Leo Li
Name:	Leo Li
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Leo Li and Xiaoning (Shannon) Gao, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leo Li Leo Li	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	January 31, 2013
/s/ Xiaoning (Shannon) Gao Xiaoning (Shannon) Gao	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2013
/s/ Datong Chen Datong Chen	Director	January 31, 2013
/s/ Hao Chen Hao Chen	Director	January 31, 2013
/s/ Scott Sandell Scott Sandell	Lead Director	January 31, 2013
/s/ Zhongrui Xia Zhongrui Xia	Director	January 31, 2013
/s/ Carol Yu Carol Yu	Director	January 31, 2013

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on January 31, 2013.

By:	/s/ Leo Li
Name:	Leo Li
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Registrant’s Form of American Depositary Receipt, incorporated by reference to Exhibit A to Exhibit 99(a) to the Registrant’s Registration Statement on Form F-6 filed on June 13, 2007 (File No. 333-143705)
4.2	Registrant’s Form of Certificate for Ordinary Shares, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 filed on June 22, 2007 (File No. 333-143555)
4.3	Spreadtrum Communications, Inc. 2007 Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 filed on June 12, 2007 (File No. 333-143555)
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered
23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registration Statement)